UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2021

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

The 2021 Annual Meeting of Shareholders (“2021 Annual Meeting”) of CPI Aerostructures, Inc. (the “Company”) will be held on December 29, 2021 at 9:00am Eastern Time at the Company’s offices located at 91 Heartland Boulevard, Edgewood, New York 11717. The record date for the determination of stockholders entitled to receive notice of and to vote at the 2021 Annual Meeting will be the close of business on November 4, 2021.

Deadline for Stockholder Proposals

Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) proposals intended to be included in the Company’s proxy materials must be received by the Company’s Corporate Secretary at 91 Heartland Boulevard, Edgewood, NY 11717, no later than 5:00pm Eastern Time on November 4, 2021. Proposals must comply with the requirements of Rule 14a-8 and the interpretations thereof, and may be omitted from the proxy materials if not in compliance with applicable requirements.

Additionally, in accordance with the advance notice provisions set forth in the Company’s bylaws, in order for a shareholder proposal to be submitted outside of Rule 14a-8 or a director nomination submitted by a shareholder to be considered timely, it was required to be received by the Corporate Secretary by May 7, 2021. There is no change to the deadline for proposals made outside of the Rule 14a-8 process, and the time period for making such proposals has passed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2021	CPI AEROSTRUCTURES, INC.

	By:	/s/ Douglas McCrosson
Douglas McCrosson Chief Executive Officer

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